UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2026

KARMAN HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue
Huntington Beach, California	92649
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2026, Karman Holdings Inc. (the “Company”) announced that Anthony Koblinski, its current Chief Executive Officer (“CEO”) and a member of the Board of Directors of the Company (the “Board”), will retire from his role as CEO of the Company effective March 23, 2026. Mr. Koblinski will continue to serve as a member of the Board. Mr. Koblinski’s retirement is not due to any disagreement with the Company.

The Company also announced that, on March 6, 2026, the Board approved the appointment of Jonathan “Jon” Rambeau as the CEO, effective on March 23, 2026.

Mr. Rambeau brings over 30 years of experience in the defense industry having previously served as the President of the Communications & Spectrum Dominance segment at L3Harris Technologies (“L3Harris”) since January 2026. In this role, he was responsible for the business strategy, financial performance and growth of the segment, which included an extensive portfolio of solutions including communications and networking, electronic warfare, threat sensing and targeting, and integrated vision technologies. Mr. Rambeau joined L3Harris in 2022 and previously served as President of the Integrated Mission Systems segment comprised of air special missions, sensor systems, autonomy and maritime solutions.

Before joining L3Harris, Rambeau held various leadership roles across business and program management, technology, engineering and operations during 26 years with Lockheed Martin, including as Vice President and General Manager of Integrated Warfare Systems and Sensors, where he led missile defense, radar, shipbuilding, directed energy and combat system integration programs; Vice President of C6ISR, where he managed undersea, cyber, electronic warfare and command and control capability delivery; Vice President and General Manager of Training and Logistics Solutions, where he integrated training and sustainment solutions with platforms; and Vice President of F-35 International Programs, where he successfully delivered the first international aircraft to the United Kingdom and expanded the program into key markets.

Mr. Rambeau holds a Bachelor of Science degree in mechanical engineering from Drexel University and a Master of Science in technology management from the Wharton School and the University of Pennsylvania’s College of Engineering and Applied Science.

Rambeau Employment Agreement

In connection with his hiring, Mr. Rambeau entered into a written employment agreement with Karman Space & Defense, LLC, a wholly owned subsidiary of the Company, pursuant to which Mr. Rambeau will serve as CEO of the Company. For ease of reference, this disclosure refers to Mr. Rambeau’s employment with the Company.

Pursuant to the employment agreement, Mr. Rambeau is entitled to an annual base salary of not less than $975,000 and is eligible to earn an annual cash incentive with a target opportunity equal to 150% of base salary based on corporate and individual performance objectives established by the Board; for 2026, his annual bonus will be not less than 150% of base salary and will not be prorated. Subject to the approval of the Board, Mr. Rambeau will also be eligible to receive annual equity awards that are subject to a combination of performance-based vesting conditions based on corporate and individual performance goals and time-based vesting conditions over a three-year period. For 2026, Mr. Rambeau will be eligible to receive an equity award with a target grant date value of at least $7,000,000. In connection with his hiring, Mr. Rambeau will also receive a one-time restricted stock unit (“RSU”) grant with a grant date value of $6,500,000 that vests in full on the third anniversary of his commencement date, subject to his continued employment. Mr. Rambeau is also entitled to reimbursement of reasonable expenses, including relocation expenses and up to $50,000 for legal expenses incurred in connection with the negotiation of the terms of his employment with the Company.

Mr. Rambeau’s employment agreement also provides him with the opportunity to receive certain post-employment payments and benefits in the event of certain types of termination of his employment. Upon a termination of Mr. Rambeau’s employment by the Company without “cause” or by Mr. Rambeau for “good reason” (in each case, as defined in the employment agreement), subject to Mr. Rambeau’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and his continued compliance with applicable restrictive covenants, Mr. Rambeau will be entitled to (i) cash severance equal to 150% of the sum of base salary and target annual bonus, payable over the 18-month period following the termination date, (ii) accelerated vesting of any unvested portion of the one-time RSU grant and (iii) if such termination occurs within 12 months following a “change in control” (as defined in the employment agreement), accelerated vesting of outstanding unvested equity awards.

Mr. Rambeau also entered into a Restrictive Covenant Agreement that subjects him to customary restrictive covenants, including confidentiality restrictions that apply during his employment and indefinitely thereafter, a covenant not to compete during his employment and for a period of 18 months thereafter and a non-interference covenant while employed with the Company and for a period of 18 months thereafter.

The foregoing description of the employment agreement and restrictive covenant agreement does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreement and restrictive covenant agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

The Company has also entered into an indemnification agreement with Mr. Rambeau. For more information, see the full text of the indemnification agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Rambeau and any other person pursuant to which he was appointed as selected to serve as CEO and there are no family relationships between Mr. Rambeau and any director or executive officer of the Company. There are no transactions between Mr. Rambeau or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Other Events.

On March 12, 2026, the Company issued a press release relating to the matters described above in Item 5.02, which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and the Exhibit 99.1 shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 6, 2026, by and between Karman Space & Defense, LLC and Jonathan P. Rambeau

10.2	Restrictive Covenant Agreement, dated March 6, 2026, by and between Karman Space & Defense, LLC and Jonathan P. Rambeau

10.3	Indemnification Agreement, dated March 6, 2026, by and between Karman Holdings Inc. and Jonathan P. Rambeau

99.1	Press Release of Karman Holdings Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karman Holdings, Inc.

By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer

Date: March 12, 2026